UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): May 5, 2009



                              SILGAN HOLDINGS INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                     000-22117                 06-1269834
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(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


4 Landmark Square, Stamford, Connecticut                                06901
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (203) 975-7110


                                       N/A
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          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:


     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                Section 1 -- Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On May 5, 2009, Silgan Holdings Inc., or the Company, entered into a purchase agreement, or the Purchase Agreement, with Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers named in the Purchase Agreement, or the Initial Purchasers. Pursuant to the Purchase Agreement, the Company agreed to sell $250,000,000 aggregate principal amount of its 7-1/4% Senior Notes due 2016, or the Notes, to the Initial Purchasers in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, at a price of 97.28 percent of the principal amount of the Notes. The closing for the sale of the Notes is subject to customary conditions and is expected to occur on or about May 12, 2009. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities and will contribute to payments the other party may be required to make in respect thereof.

The Company estimates that the net proceeds from this sale will be approximately $237.9 million, after deducting the Initial Purchasers' discount, the original issue discount and the estimated offering expenses. The Company intends to use the net proceeds from the sale of the Notes to prepay the 2009 scheduled amortization installments of A term loans, B term loans and incremental loans under its senior secured credit facility and to prepay the 2010 scheduled amortization installment of A term loans and a majority portion of the 2010 scheduled amortization installment of certain incremental loans under the senior secured credit facility.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

                            Section 7 -- Regulation FD

Item 7.01.        Regulation FD Disclosure.

On May 5, 2009, the Company issued a press release announcing that it had entered into an agreement to sell the Notes. In such press release, the Company also revised its earnings estimate for the second quarter of 2009 and for the fiscal year 2009 as a result of the issuance of the Notes and the anticipated use of net proceeds therefrom. A copy of this press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.


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

                  Section 9--Financial Statements and Exhibits


Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                           Description
-----------                           -----------

10.1 Purchase Agreement dated May 5, 2009 among Silgan Holdings Inc. and Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers named therein.

99.1                Press Release dated May 5, 2009.



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





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SILGAN HOLDINGS INC.


                                      By: /s/ Frank W. Hogan, III
                                          --------------------------------------
                                          Frank W. Hogan, III
                                          Senior Vice President, General Counsel
                                           and Secretary
Date:  May 11, 2009



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


                                INDEX TO EXHIBITS



Exhibit No.                                    Description
-----------                                    -----------


   10.1 Purchase Agreement dated May 5, 2009 among Silgan Holdings Inc. and Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers named therein.

   99.1             Press Release dated May 5, 2009.


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